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                                                                    EXHIBIT 23.4


                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and subsidiaries for the year ended December 31, 1998, into Ocean Energy Royalty Trust's Registration Statement on Form S-1 and Ocean Energy, Inc.'s (formerly known as Seagull Energy Corporation) Registration Statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                   /s/ DEGOLYER AND MACNAUGHTON

                                   DeGOLYER and MacNAUGHTON

Dallas, Texas
July 14, 1999